Exhibit 10.1

MICROS-TO-MAINFRAMES, INC.

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made on the 29th day of January, 2004, by and among Micros-to-Mainframes, Inc., a New York corporation (the “Company”), and the purchasers listed on Schedule I hereto, each of which is herein referred to as a “Purchaser” and, collectively, as the “Purchasers”.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section 8 herein.

W I T N E S S E T H:

WHEREAS, prior to the Initial Closing Date, the Board of Directors will create and designate (i) a series of preferred stock to be known as Series A-1 Convertible Preferred Stock, $0.001 par value per share (the “Series A-1 Preferred Stock”); (ii) a series of preferred stock to be known as Series A-2 Convertible Preferred Stock, $0.001 par value per share (the “Series A-2 Preferred Stock”); and (iii) a series of preferred stock to be known as Series A-3 Convertible Preferred Stock, $0.001 par value per share (the “Series A-3 Preferred Stock”, and together with the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, the “Series A Preferred Stock”), the preferences, limitations and relative rights of which are set forth in the form of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “Restated Certificate”);

WHEREAS, subject to the conditions and terms hereof, on the Initial Closing Date the Company will issue and sell to the Purchasers and the Purchasers will purchase from the Company (i) an aggregate of 3,255,814 shares of Series A-1 Preferred Stock (the “Series A-1 Purchased Shares”) at a purchase price of $2.15 per share (the “Series A-1 Purchased Shares Purchase Price”) and (ii) detachable warrants to purchase 500,000 shares of newly issued common stock, $0.001 par value per share (the “Common Stock”), of the Company, at an exercise price equal to $2.46 per share (the “Series A-1 Warrants”);

WHEREAS, subject to the conditions and terms hereof, on any Series A-2 Closing Date the Company will issue and sell to the Purchasers and the Purchasers will purchase from the Company (i) shares of Series A-2 Preferred Stock in an amount to be determined in accordance with the provisions and conditions set forth in Section 1.3 herein, but, in any event, not to exceed an aggregate amount of 2,000,000 shares of Series A-2 Preferred Stock (the “Series A-2 Purchased Shares”) at a purchase price of $2.75 per share (the “Series A-2 Purchased Shares Purchase Price”) and (ii) detachable warrants to purchase that number of shares of Common Stock equal to 20% of the number of shares of Series A-2 Purchased Shares being purchased at such time at an exercise price equal to $3.44 per share (the “Series A-2 Warrants”);

WHEREAS, subject to the conditions and terms hereof, on any Series A-3 Closing Date the Company will issue and sell to the Purchasers and the Purchasers will purchase from the Company (i) shares of Series A-3 Preferred Stock in an amount and at a purchase price to be determined in accordance with the provisions and conditions set forth in Section 1.4 herein

(the “Series A-3 Purchased Shares”) and (ii) detachable warrants to purchase that number of shares of Common Stock equal to 20% of the number of shares of Series A-3 Purchased Shares being purchased at such time at an exercise price equal to 125% of the per share purchase price of such Series A-3 Purchased Shares (the “Series A-3 Warrants”);

WHEREAS, the Company and the Purchasers are executing and delivering simultaneously herewith a voting agreement with certain shareholders of the Company pursuant to which such shareholders have agreed, among other things, to vote in favor of the transactions contemplated hereby;

NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                       Purchase and Sale of the Purchased Shares and the Warrants.

1.1                                 Authorization of Issuance of Series A Preferred Stock and Warrants.  Subject to the terms and conditions of this Agreement, on or prior to the Initial Closing Date, the Company shall have authorized the issuance and sale to the Purchasers of (i) the Purchased Shares and (ii) the Warrants, substantially in the form attached hereto as Exhibit B.

1.2                                 Purchase and Sale of Series A-1 Purchased Shares and Series A-1 Warrants.

(a)                                  Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase at the Initial Closing, and the Company agrees to issue and sell to each such Purchaser at the Initial Closing (i) the number of shares of Series A-1 Purchased Shares set forth opposite such Purchaser’s name under the heading “Number of Series A-1 Purchased Shares” on Schedule I hereto and (ii) Series A-1 Warrants for the number of shares of Common Stock set forth opposite such Purchaser’s name under the heading “Number of Series A-1 Warrant Shares” on Schedule I hereto, in exchange for the amount set forth opposite such Purchaser’s name under the heading “Series A-1 Purchased Shares Purchase Price” on Schedule I hereto.

(b)                                 The Company shall reimburse the Purchasers for the costs and expenses described in Section 11.7 by wire transfer of immediately available funds on the Initial Closing Date.  An invoice for all such costs and expenses setting forth in reasonable detail such costs and expenses shall be furnished by the Purchasers to the Company prior to the Initial Closing Date.

1.3                                 Purchase and Sale of Series A-2 Purchased Shares and Series A-2 Warrants.

(a)                                  At any time and from time to time, but in no event later than twenty-four (24) months after the Initial Closing Date, each Purchaser may, in its sole discretion, purchase, and the Company agrees to issue and sell to each such Purchaser at a Series A-2 Closing, (i) shares of Series A-2 Purchased Shares and (ii) Series A-2 Warrants as herein provided. A Purchaser may exercise its right to purchase such Series A-2 Purchased Shares and Series A-2 Warrants by delivering a written request to the Company prior to the expiration of such twenty-

four (24) month period requesting that the Company issue and sell the Series A-2 Purchased Shares and Series A-2 Warrants to such Purchaser in the amounts specified in such request; provided, however, that no Purchaser may purchase more than its Pro Rata Share of any Series A-2 Purchased Shares and Series A-2 Warrants without the written consent of the other Purchasers, which written consent shall be provided to the Company with the request submitted hereunder.  The Company shall issue and sell to such Purchaser at a Series A-2 Closing pursuant to Section 1.7, the number of Series A-2 Purchased Shares and Series A-2 Warrants set forth in its request at the Series A-2 Purchased Shares Purchase Price; provided, that the Company has satisfied the conditions set forth in Section 4.1 and Section 4.3 hereto, and such Purchaser has satisfied the conditions set forth in Section 4.4 hereto.

(b)                                 The Company may issue and the Purchasers may purchase pursuant to this Section 1.3 an aggregate of up to 2,000,000 shares of Series A-2 Purchased Shares and up to 400,000 Series A-2 Warrants; provided, however, that in no event shall the Purchasers purchase in the aggregate less than 1,000,000 Series A-2 Purchased Shares and 200,000 Series A-2 Warrants on any Series A-2 Closing Date (or the then remaining balance of the Series A-2 Purchased Shares and Series A-2 Warrants if there are fewer then remaining).

(c)                                  The Company shall reimburse the Purchasers for the costs and expenses described in Section 11.7 incurred in connection with each Series A-2 Closing by wire transfer of immediately available funds on each Series A-2 Closing Date. An invoice for all such costs and expenses setting forth in reasonable detail such costs and expenses shall be furnished by the Purchasers to the Company prior to any such Series A-2 Closing Date.

1.4                                 Purchase and Sale of Series A-3 Purchased Shares and Series A-3 Warrants.

(a)                                  At any time and from time to time, but in no event later than thirty-six (36) months after the Initial Closing Date, each Purchaser may, in its sole discretion, purchase, and the Company agrees to issue and sell to each such Purchaser at a Series A-3 Closing; (i) a number of Series A-3 Purchased Shares that is equal to the quotient of (1) the amount specified in such Purchaser’s notice provided for in the next sentence, divided by (2) the lesser of (x) $5.00 or (y) seventy five percent of the daily Volume Weighted Average Price of the Common Stock during the 20-day trading period ending one trading day (including such day) immediately prior to any such Series A-3 Closing Date, but in no event shall such divisor be less than $3.25 per share (the “Series A-3 Purchased Shares Purchase Price”), at a per share purchase price equal to the Series A-3 Purchased Shares Purchase Price and (ii) Series A-3 Warrants as herein provided. A Purchaser may exercise its right to purchase such Series A-3 Purchased Shares and Series A-3 Warrants by delivering prior to the expiration of such thirty-six (36) month period a written request to the Company requesting that the Company issue and sell the Series A-3 Purchased Shares and Series A-3 Warrants to such Purchaser in the amounts specified in such request; provided, however, that no Purchaser may purchase more that its Pro Rata Share of any Series A-3 Purchased Shares and Series A-3 Warrants without the written consent of the other Purchasers, which consent shall be provided to the Company with the request submitted hereunder.  The Company shall issue and sell to such Purchaser at a Series A-3 Closing pursuant to Section 1.8, the number of Series A-3 Purchased Shares and Series A-3 Warrants set forth in its request at the Series A-3 Purchased Shares Purchase Price; provided, that the Company has satisfied the conditions set forth in Section 4.1 and Section 4.3 hereto, and such Purchaser has satisfied the conditions set forth in Section 4.4 hereto.

(b)                                 Notwithstanding anything contained in this Agreement to the contrary, if the Purchasers have not exercised their right to purchase all of the authorized Series A-2 Preferred Stock that such Purchasers were entitled to purchase under Section 1.3(a), the Purchasers may in their sole discretion, purchase, and the Company agrees to issue and sell to each such Purchaser at a Series A-3 Closing, additional shares of Series A-3 Purchased Shares and Series A-3 Warrants having a total purchase price equal to $5,500,000 minus the total Series A-2 Purchased Shares Purchase Price of all Series A-2 Purchased Shares and Series A-2 Warrants purchased by the Purchasers under Section 1.3 (the “Series A-3 Additional Amount”).  A Purchaser may exercise its right to purchase such additional Series A-3 Purchased Shares and Series A-3 Warrants and the number of additional Series A-3 Purchased Shares and Series A-3 Warrants each Purchaser may purchase shall be determined in the same manner as provided in Section 1.4(a).

(c)                                  The Company may issue and the Purchasers may purchase pursuant to this Section 1.4 an aggregate of up to the sum of (x) $12,500,000 plus (y) the Series A-3 Additional Amount, if any, of Series A-3 Purchased Shares and Series A-3 Warrants at the applicable Series A-3 Purchased Shares Purchase Price per share; provided, however, that in no event shall the Purchasers purchase less than the aggregate amount of $5,000,000 of Series A-3 Purchased Shares and Series A-3 Warrants on any Series A-3 Closing Date (or the then remaining balance of the Series A-3 Purchased Shares and Series A-3 Warrants available for purchase, if a lower amount is then remaining).

(d)                                 The Company shall reimburse the Purchasers for the costs and expenses described in Section 11.7 incurred in connection with each Series A-3 Closing by wire transfer of immediately available funds on each Series A-3 Closing Date. An invoice for all such costs and expenses setting forth in reasonable detail such costs and expenses shall be furnished by the Purchasers to the Company prior to any such Series A-3 Closing Date.

1.5                                 Use of Proceeds.  The Company agrees to use the net proceeds from the sale and issuance of the Purchased Shares and the Warrants (together, the “Purchased Securities”) pursuant to this Agreement for working capital, acquisition of assets or equity interests in other entities and other general corporate purposes.

1.6                                 Initial Closing.  The purchase and sale of the Series A-1 Purchased Shares and the Series A-1 Warrants shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, promptly upon the satisfaction or waiver of the closing conditions set forth in Section 4.1 and Section 4.2, but not more than five (5) business days following approval of the transactions contemplated herein by the shareholders of the Company, or on such other date and at such other time as the Company and Purchasers hereto mutually agree upon in writing (which time and place are designated as the “Initial Closing”).  The date of the Initial Closing is referred to herein as the “Initial Closing Date.”  At the Initial Closing, the Company shall deliver to each Purchaser (x) certificates for the number of Series A-1 Purchased Shares set forth opposite such Purchaser’s name under the heading “Number of Series A-1 Purchased Shares” on Schedule I hereto and (y) Series A-1 Warrants entitling such Purchaser to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name under the heading “Number of Series A-1 Warrant Shares” in Schedule I hereto, against payment of the Series A-1 Purchased Shares Purchase Price set forth on Schedule I hereto by wire transfer of immediately available funds to such account as the Company designates.  The Initial Closing shall not occur, and the Company shall have no obligation to make such deliveries, unless the Purchasers purchase and pay for the aggregate number of Series A-1 Purchased Shares and Series A-1 Warrants set forth on Schedule I hereto.  The Company shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of the Series A-1 Purchased Shares and Series A-1 Warrants.

1.7                                 Series A-2 Closing.

Subject to Section 1.3(a), the purchase and sale of any Series A-2 Purchased Shares and Series A-2 Warrants (each, a “Series A-2 Closing”), shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, on a date specified by the Company in writing that is not less than twenty Business Days following the later of (a) satisfaction of the conditions set forth in Section 4.1 and Section 4.3(a) of this Agreement and (b) the date on which written notice has been given to the Company by the Purchasers requesting that the Company issue and sell Series A-2 Preferred Stock and Series A-2 Warrants (each date and time of a Series A-2 Closing are referred to herein as a “Series A-2 Closing Date”).  At any Series A-2 Closing, the Company shall deliver to each Purchaser (x) certificates for the number of Series A-2 Purchased Shares set forth opposite such Purchaser’s name under the heading “Number of Additional Series A-2 Purchased Shares” on a supplement to Schedule I to this Agreement, as provided in Section 4.3(a) hereto, and (y) Series A-2 Warrants entitling such Purchaser to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name under the heading “Number of Series A-2 Warrant Shares” on a supplement to Schedule I to this Agreement, as provided in Section 4.3(a) hereto, against such Purchaser’s payment of the Series A-2 Purchased Shares Purchase Price set forth on such supplement to Schedule I, in each case, by wire transfer of immediately available funds to such account as the Company designates.  If any Purchaser exercises its right to purchase Series A-2 Purchased Shares under Section 1.3(a), then a Series A-2 Closing shall not occur, and the Company shall have no obligation to make such deliveries, unless the total aggregate number of Series A-2 Purchased Shares and Series A-2 Warrants specified in the supplement to Schedule I provided to the Company as herein required are purchased and paid for.  The Company shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of such Series A-2 Purchased Shares and Series A-2 Warrants.

1.8                                 Series A-3 Closing.

Subject to Section 1.4(a), the purchase and sale of any Series A-3 Purchased Shares and Series A-3 Warrants (each, a “Series A-3 Closing”), shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, on a date specified by the Company in writing that is not less than twenty Business Days following the later of (a) satisfaction of the conditions set forth in Section 4.1 and Section 4.3(a) of this Agreement and (b) the date on which written notice has been given to the Company by the Purchasers requesting that the Company issue and sell Series A-3 Preferred Stock and Series A-3 Warrants (each date and time of a Series A-3 Closing are referred to herein as a “Series A-3 Closing Date”).  At any

Series A-3 Closing, the Company shall deliver to each Purchaser (x) certificates for the number of Series A-3 Purchased Shares set forth opposite such Purchaser’s name under the heading “Number of Additional Series A-3 Purchased Shares” on a supplement to Schedule I to this Agreement, as provided in Section 4.3(a) hereto, and (y) Series A-3 Warrants entitling such Purchaser to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name under the heading “Number of Series A-3 Warrant Shares” on a supplement to Schedule I to this Agreement, as provided in Section 4.3(a) hereto, against such Purchaser’s payment of the Series A-3 Purchased Shares Purchase Price set forth on such supplement to Schedule I, in each case, by wire transfer of immediately available funds to such account as the Company designates.  If any Purchaser exercises its right to purchase Series A-3 Purchased Shares under Section 1.4(a) or (b), then a Series A-3 Closing shall not occur, and the Company shall have no obligation to make such deliveries, unless the total aggregate number of Series A-3 Purchased Shares and Series A-3 Warrants specified in the supplement to Schedule I provided to the Company as herein required are purchased and paid for.  The Company shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of such Series A-3 Purchased Shares and Series A-3 Warrants.

2.                                       Representations and Warranties of the Company.

The Company hereby represents and warrants to each Purchaser the following, except as set forth on the Disclosure Schedule, specifically identifying or cross-referencing the relevant Sections hereof, which Disclosure Schedule shall be deemed to be part of the representations and warranties as if made hereunder:

2.1                                 Organization and Qualification.  Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization as set forth in Section 2.1 of the Disclosure Schedule and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted.  Each of the Company and the Subsidiaries is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary, except where such failure to qualify would not have a Material Adverse Effect.

2.2                                 Certificate of Incorporation and Bylaws.  The Company has delivered to the Purchasers true, correct, and complete copies of the Company’s certificate of incorporation as in effect on the date hereof (the “Existing Certificate”) and the Company’s bylaws as in effect on the date hereof (the “Existing Bylaws”).

2.3                                 Corporate Power and Authority.  The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to issue and sell the Purchased Securities to the Purchasers hereunder, to carry out and perform its obligations under the terms of the Transaction Documents, and to sell and issue the Common Stock issuable upon conversion of the Series A-1 Purchased Shares, the Series A-2 Purchased Shares and the Series A-3 Purchased Shares, and exercise of the Warrants (such Common Stock, the “Conversion Shares”).

2.4                                 Capitalization.

(a)                                  Immediately prior to the date hereof, the authorized capital stock of the Company consists of 12,000,000 shares all of which 10,000,000 are designated as Common Stock and 2,000,000 are designated as preferred stock, par value $.001 per share, none of such preferred stock is issued and outstanding.

(b)                                 As of the Initial Closing, the authorized capital stock of the Company shall consist of 100,000,000 shares, of which (i) 80,000,000 are designated as Common Stock; and (ii) 20,000,000 shares are designated as Series A Preferred Stock, 4,200,000 of which are designated Series A-1 Preferred Stock, 2,600,000 of which are designated Series A-2 Preferred Stock and 7,200,000 of which are designated Series A-3 Preferred Stock, none of which are issued and outstanding.  Shares of the authorized Common Stock have been reserved as follows:  (i) 250,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 1993 Stock Option Plan of the Company, (ii) 350,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 1996 Stock Option Plan of the Company, (iii) 250,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 1998 Stock Option Plan of the Company, (iv) 350,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 2000 Long-Term Performance Plan of the Company, (v) 250,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 2002 Long-Term Performance Plan of the Company, (vi) 2,000,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 2004 Equity Incentive Plan of the Company (the stock options described in clauses (i) through (vi), collectively, the “Options”), (vii) 4,200,000 shares of the authorized Common Stock have been reserved for issuance upon conversion of the Series A-1 Preferred Stock, (viii) 2,600,000 shares of the authorized Common Stock have been reserved for issuance upon conversion of the Series A-2 Preferred Stock, (ix) 7,200,000 shares of the authorized Common Stock have been reserved for issuance upon conversion of the Series A-3 Preferred Stock, (x) 500,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-1 Warrants, (xi) 400,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-2 Warrants, (xii) 1,107,692 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-3 Warrants, (xiii) 408,631 shares of Series A-1 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-1 Preferred Stock, (xiv) 251,017 shares of Series A-2 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-2 Preferred Stock and (xv) 695,123 shares of Series A-3 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-3 Preferred Stock.  The rights, privileges and preferences of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock are as stated in the Restated Certificate.  The terms of the Warrants are as stated in the forms thereof contained in Exhibits B-1, B-2 and B-3.  As of the date hereof, all issued and outstanding shares of the Company’s capital stock are duly authorized and validly issued, are fully paid and nonassessable and are owned of record, and to the Company’s

Knowledge, beneficially, by the shareholders and in the amounts set forth in Section 2.4 of the Disclosure Schedule and have been issued in accordance with applicable federal and state securities laws; a pro forma capitalization table reflecting the issued and outstanding Common Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock and all options and warrants with respect thereto on a fully diluted basis immediately after the Initial Closing Date (assuming no additional issuances of securities between the date hereof and the Initial Closing Date) is attached hereto as Exhibit D.  Except as set forth in Section 2.4 of the Disclosure Schedule or as provided in the Restated Certificate, there are no options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire from the Company any shares of the capital stock or other securities of the Company.  Except for the voting agreement described in the last paragraph of the recitals to this Agreement, the Company has not entered into any agreements with any of its shareholders with respect to the voting of capital shares of the Company and to the Knowledge of the Company none of its shareholders are parties to such agreements. Except as aforesaid and as contemplated in the Transaction Documents, the Company is not a party to any agreement or understanding, and to its Knowledge, no shareholders are a party to such an agreement or understanding, that affects or relates to the voting or giving of written consents with respect to any security, or the voting by a director, of the Company.  Except as aforesaid, to the Company’s Knowledge, no shareholder has granted options or other rights to any entity (other than the Company) to purchase any shares of Common Stock or other equity securities of the Company from such shareholder.  Except as aforesaid or as set forth in Section 2.4 of the Disclosure Schedule, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its capital stock.  Except as set forth in Section 2.4 of the Disclosure Schedule, the Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its shareholders.  The Company has no Subsidiaries other than as set forth in Section 2.1 of the Disclosure Schedule.  Except as set forth in Section 2.4 of the Disclosure Schedule, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding (including any reduction in the exercise price of any option, warrant or similar security) as the result of any merger, consolidation or sale of stock.

2.5                                 Authorization.  The execution, delivery and performance by the Company and each Subsidiary of the Transaction Documents to which the Company and any such Subsidiary is a party, the sale, issuance and delivery of the Purchased Securities and the performance of all of the obligations of the Company and the Subsidiaries under each of the Transaction Documents have been authorized by the Company’s Board of Directors, and, other than shareholder approval and approvals required by the Nasdaq Stock Market (“Nasdaq”), no other corporate action on the part of the Company or any Subsidiary and no other corporate or other approval or authorization is required on the part of the Company, any Subsidiary or any Person by Law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations (subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies) of the Company and each Subsidiary that is a party thereto.  Each of the Transaction Documents, when executed and delivered by each of the Company and each Subsidiary that is a party thereto, will constitute a valid and legally binding obligation of the Company and each Subsidiary that is a party thereto, enforceable against the

Company and such Subsidiaries that are parties thereto in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

2.6                                 Title to Properties and Assets; Leases; Insurance.

(a)                                  Neither the Company nor any Subsidiary currently owns any real property and has never owned any real property.  Each of the Company and each Subsidiary has good and marketable title to or has, or will have, concurrently with the execution hereof, a valid leasehold interest in, or license to use, all of the property or assets used by it or located on its premises and necessary for the conduct of business as presently conducted, free and clear of all Liens, other than as set forth on Section 2.6(a) of the Disclosure Schedule (the “Permitted Liens”), which together do not have a Material Adverse Effect.

(b)                                 With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each Subsidiary, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds which would have a Material Adverse Effect.  All premiums due and payable under all such policies and bonds have been paid and the Company and each Subsidiary is otherwise in compliance in all material respects with the terms of such policies and bonds.  The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.  The Company and each Subsidiary maintains insurance in such amounts, including (as applicable) self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business similarly situated.  Section 2.6(b) of the Disclosure Schedule sets forth a list of all insurance coverage carried by the Company and each Subsidiary, identifying the carrier and the amount of coverage.

2.7                                 Related-Party Transactions.  Except as set forth in Section 2.7 of the Disclosure Schedule, no employee, officer, shareholder, director or consultant of the Company or any Subsidiary or member of the immediate family (defined as parents, spouse, siblings or lineal descendants) of any such officer or director is indebted to the Company or any Subsidiary for borrowed money, and neither the Company nor any Subsidiary is indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of them other than for reimbursement of expenses incurred in connection with their service to the Company, and amounts accrued but not yet due to employees and other service providers. To the Company’s Knowledge, except as provided for in the Transaction Documents and except as set forth in Section 2.7 of the Disclosure Schedule, (a) no employee, officer, shareholder, director or consultant of the Company or any Subsidiary or any member of the immediate family of any such officer or director is, directly or indirectly, interested in any Material Contract or has any other material business relationship with the Company or any Subsidiary, except stock ownership in and employment by the Company and (b) no officer, director of the Company or any Subsidiary or any member of the immediate family of such officer or director has any material business relationship with any competitor of the Company or any Subsidiary.

2.8                                 Permits; Compliance with Applicable Law.  Except as set forth on Section 2.8 of the Disclosure Schedule, the Company and each Subsidiary has all material franchises, permits, licenses, authorizations, approvals, registrations and any similar authority (“Permits”) necessary for the conduct of its business as now being conducted by it and believes it can obtain any similar authority for the conduct of its business as currently planned by the Company and the Subsidiaries to be conducted.  The Permits shall include, without limitation, export control-related licenses and registrations and industrial security clearances (facility and personnel clearances) as appropriate for conduct of the Company’s and Subsidiaries’ businesses the absence of which would have a Material Adverse Effect.  Neither the Company nor any Subsidiary is in violation in any material respect of, or default in any material respect under, any such Permits. All such Permits are in full force and effect, and to the Company’s Knowledge, no violations in any material respect have been recorded in respect of any such Permits; no proceeding is pending or, to the Company’s Knowledge, threatened to revoke or limit any such Permit; and no such Permit will be suspended, cancelled or adversely modified as a result of the execution and delivery of Transaction Documents.  The Company and each Subsidiary is in compliance in all respects with all applicable laws, except where the failure to so comply would not have a Material Adverse Effect.

2.9                                 Proprietary Rights.

(a)                                  The Company and the Subsidiaries are the sole owners, free and clear of any Liens, other than (x) as set forth on Section 2.6(a) of the Disclosure Schedule and (y) Permitted Liens which shall not have a Material Adverse Effect, or have a valid license, without the payment of any royalty (except with respect to off-the-shelf software that is licensed by the Company or a Subsidiary) and otherwise on commercially reasonable terms, to, all material Proprietary Rights.  As used herein, the term “Proprietary Rights” means the Company’s or the Subsidiaries’ patents, trademarks, trade names, service marks, logos, designs, formulations, copyrights, and other trade rights and all registrations and applications therefor, all know-how, trade secrets, technology or processes, research and development, all Internet domain addresses, Web sites and computer programs, data bases and software documentation and all other intellectual property owned, licensed or otherwise used by the Company and the Subsidiaries (other than off-the-shelf software that is licensed by the Company or a Subsidiary).  Set forth in Section 2.9(a) of the Disclosure Schedule is a true and correct list of all patents, trademarks, trade names, service marks, logos, and registered copyrights, as well as a list of all material proprietary software owned or licensed by the Company and the Subsidiaries.  Section 2.9(a) of the Disclosure Schedule also indicates which of such items have been patented or registered or are in the process of application for the same. The Company and each Subsidiary have taken all reasonable actions to protect its rights in material Proprietary Rights owned by it. The rights of the Company and each Subsidiary in the material Proprietary Rights are valid and enforceable.  Except as disclosed in Schedule 2.9(a) of the Disclosure Schedule, neither the Company nor any Subsidiary has received any written demand, claim, notice or inquiry from any person or entity in respect of the material Proprietary Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company and the Subsidiaries in the material Proprietary Rights, and the Company has no Knowledge of any basis for any such challenge.  To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation or infringement of, and has not violated or infringed, any intellectual property rights of any other person or entity.  To the Company’s Knowledge, except as set forth in Section 2.9(a)

of the Disclosure Schedule, no third party is infringing on the rights of the Company and the Subsidiaries in and to the material Proprietary Rights. Except on an arm’s-length basis for value and other commercially reasonable terms, neither the Company nor any Subsidiary has granted any license with respect to the material Proprietary Rights to any person or entity.

(b)                                 Also set forth in Section 2.9(b) of the Disclosure Schedule is a true and complete list of all material software currently licensed or used by the Company and the Subsidiaries in operating and maintaining its business, excluding all off-the-shelf or shrink-wrap licensed software (collectively the “Company Software”).  The Company and the Subsidiaries either owns or has valid, royalty free and fully paid licenses for all of the Company Software.

(c)                                  Neither the Company nor any Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s or any Subsidiaries’ businesses, as presently proposed to be conducted.  The current and former employees and consultants of the Company described in Section 2.9(c) of the Disclosure Schedule have entered into a valid and binding written agreements with the Company sufficient to vest title in the Company of all Proprietary Rights created by such employee in the scope of his or her employment with the Company.  Neither the Company nor any Subsidiary generally requires any of its respective employees, other than employees and consultants in the information technology area, to enter into a proprietary information and inventions agreement.  Neither the Company nor any Subsidiary is aware that any of its current or former officers or consultants are in violation thereof, and the Company and each Subsidiary will use its diligent efforts to prevent any such violation.  No employee, officer or consultant of the Company or any Subsidiary has excluded works or inventions made prior to his or her employment with the Company or such Subsidiary from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement.  Neither the Company nor any Subsidiary believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees (or persons it intends to hire) made prior to their employment by the Company or any Subsidiary, except for inventions, trade secrets or proprietary information that have been assigned to the Company or such Subsidiary.  If any Proprietary Rights have been conceived, developed or created by any person or entity acting as an independent contractor, the Company and each Subsidiary has irrevocably obtained worldwide, perpetual (except as otherwise provided under any applicable laws) ownership of, and is the exclusive owner of, all such Proprietary Rights by operation of law or by valid assignment.

(d)                                 The Company and each Subsidiary takes reasonable measures to protect the confidentiality of the Proprietary Rights, including requiring employees and independent contractors having access thereto to execute written non-disclosure agreements.  To the Knowledge of the Company, no Proprietary Rights have been disclosed or authorized to be disclosed to any person or entity, including any employee, agent or contractor, other than pursuant to a non-disclosure agreement that adequately protects the proprietary interests of the Company and the Subsidiaries in and to such Proprietary Rights.  To the Knowledge of the Company, no party to any non-disclosure agreement relating to the Proprietary Rights is in breach thereof.

(e)                                  Neither the execution nor delivery of this Agreement or the Transaction Documents, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently proposed will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

(f)                                    Section 2.9(f) of the Disclosure Schedule contains a complete and accurate list of all license and other agreements relating to the material Proprietary Rights.

2.10                           Material Contracts.   (a)  Set forth in Section 2.10(a) of the Disclosure Schedule is a true and complete list of all material vendor and customer agreements, licenses, distribution agreements, confidentiality agreements, agreements prohibiting or limiting the ability of the Company and the Subsidiaries to freely complete purchase and sales orders, powers of attorney, undertakings, commitments, notes, loan agreements, indentures, mortgages, guarantees, pledges, instruments, leases, decrees or obligations to which the Company and any of the Subsidiaries is a party and which relate to the business of the Company and the Subsidiaries or agreements by which the Company and the Subsidiaries are bound, including, without limitation, (i) any material agreement which requires future expenditures by the Company or any Subsidiary or which might result in payments to the Company or any Subsidiary, (ii) any material purchase or task order which might result in payments to the Company or any Subsidiary, (iii) any employment and consulting agreements, (iv) any material agreement with any current or former shareholder (except for the Transaction Documents), officer or director of the Company or any Subsidiary, or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (v) any agreement relating to the development, manufacture, marketing or distribution of the products or services of the Company and the Subsidiaries and (vi) any other agreement material to the business of the Company or any Subsidiary, regardless of the dollar value of the amounts receivable by or payment obligations of the Company or any Subsidiary thereunder (collectively, the “Material Contracts”).  The SEC Reports (as hereinafter defined) include all of the current assets of the Company and all financing arrangements of the Company relating to current assets or current liabilities of the Company.

(b)                                 Assuming the due execution and delivery by the other parties thereto, each of such Material Contracts is as of the date hereof legal, valid and binding, and in full force and effect, and enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.  There is no material breach, violation or default by the Company or any of the Subsidiaries (or any other party) under any such Material Contract, and to the Company’s Knowledge, no event (including, without limitation, the transactions contemplated by this Agreement) has occurred which, with notice or lapse of time or both, would (A) constitute a material breach, violation or default by the Company or any Subsidiary (or any other party) under any such Material Contract, or (B) give rise to any Lien (other than a Permitted Lien) or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company or any Subsidiary under any such Material Contract.  Except as set forth in Section 2.10(b) of the Disclosure Schedule, neither the Company nor any Subsidiary is and, to the Company’s Knowledge, no other party to any of such Material Contract is in arrears in respect of the performance or satisfaction of any material terms or conditions on its part to be performed or satisfied under any of such Material Contract, and neither the Company nor any Subsidiary has and, to the Company’s Knowledge, no other party thereto has granted or been granted any material waiver or indulgence under any of such Material Contract or repudiated any provision thereof.

2.11                           Absence of Undisclosed Liabilities.  Except as set forth in Section 2.11 of the Disclosure Schedule, the Company does not have any liabilities of any type, whether absolute or contingent to the Company’s Knowledge.

2.12                           Absence of Conflicts.  The Company is not in violation of or default under any provision of its Existing Certificate or Existing Bylaws.  Except as set forth in Section 2.12 of the Disclosure Schedule, the execution, delivery, and performance of, and compliance with the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a)                                  violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (other than a Permitted Lien) upon any of the assets, properties or business of the Company and the Subsidiaries under, any of the terms, conditions or provisions of (i) the Existing Certificate or the Existing Bylaws, or (ii) any Material Contract; or

(b)                                 violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Company or any Subsidiary or any of their assets, properties or businesses, which violation would have a Material Adverse Effect.

2.13                           Litigation.  Except as set forth in Section 2.13 of the Disclosure Schedule, there is no action, claim, litigation, tax or compliance audit, suit or proceeding, regulatory or administrative enforcement action or governmental inquiry or investigation (including, without limitation, a defective pricing investigation or claim or other proceeding in connection with the Company’s contracts), pending, or, to the Company’s Knowledge, any threat thereof, against the Company or any Subsidiary or any of their officers or directors or the assets of the Company or any Subsidiary.  To the Company’s Knowledge, there is no reason to believe that any of the foregoing may occur which, in the aggregate, would have a Material Adverse Effect.  Neither the Company nor any Subsidiary is subject to any outstanding judgment, order or decree directed against the Company or any Subsidiary or any officer or director of any thereof.  Except as set forth in Section 2.13 of the Disclosure Schedule, there is no action, suit, proceeding or investigation into the possibility thereof by the Company or any Subsidiary currently pending or that the Company or any Subsidiary presently intends to initiate against a third party.

2.14                           Consents.  No consent, approval, waiver or authorization, or designation, declaration, notification, or filing with any person or entity (governmental or private), on the part of the Company or any Subsidiary is required in connection with the valid execution, delivery and performance of the Transaction Documents, the offer, sale or issuance of the Purchased Securities or the consummation of any other transaction contemplated hereby or by the Purchased Shares or the Warrants (other than such notifications or filings required under applicable federal or state securities laws, if any), except for such consents, approvals, waivers, authorizations, designations, declarations, notifications, or filings that will be received prior to or as of the Initial Closing Date.

2.15                           Labor Relations; Employees.  Set forth in Section 2.15 of the Disclosure Schedule is a true and correct list of the employees of the Company, which list provides, among other things, the name, title, job description and salary information concerning each such employee, as well a true and correct list of each employee who holds an H-1B “Specialty Occupation” Visa, if any, all as of November 30, 2003.  Except as set forth in Section 2.15 of the Disclosure Schedule, neither the Company nor any Subsidiary is delinquent in payments with respect to any such employee, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or amounts required to be reimbursed to any employee as of the date hereof.  The Company and each Subsidiary is in compliance in all material respects with all laws and orders relating to the employment of labor and classification of persons as employees, including, without limitation, all such laws and orders relating to wages, hours, discrimination, civil rights, safety and the collection and payment of withholding and/or Social Security taxes and similar taxes and the provision of employee benefits.  To the Company’s Knowledge, no officer, division leader or other significant employee of the Company or any Subsidiary has any current plans to terminate his employment with the Company or such Subsidiary.  Except as set forth in Section 2.15 of the Disclosure Schedule, to the Company’s Knowledge neither the Company nor any Subsidiary employs members of any labor union.  Except for the employment agreements listed on Section 2.15 of the Disclosure Schedule, no employee of the Company or any Subsidiary has been granted the right to continued employment by the Company or any such Subsidiary or to any material compensation following termination of employment with the Company or any such Subsidiary.

2.16                           Employee Benefit Plans.   (a)  Except as set forth in Section 2.10 or Section 2.16(a) of the Disclosure Schedule, the Company and the Subsidiaries have no employment agreements or labor or collective bargaining agreements and there are no employee benefit or compensation plans, agreements, arrangements or commitments (including “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained by the Company or any Subsidiary for any employees of the Company or any Subsidiary or with respect to which the Company or any Subsidiary has liability, or makes or has an obligation to make contributions (each a “Company Employee Plan” and together the “Company Employee Plans”).

(b)                                 Except as set forth in Section 2.16(b) of the Disclosure Schedule, each Company Employee Plan that is an employee welfare benefit plan as defined under Section 3(l) of ERISA is funded through an insurance company contract.  Except as set forth in Section 2.15(b) of the Disclosure Schedule, each Company Employee Plan by its terms and operation is in compliance in all material respects with all applicable laws and all required filings, if any, with respect to such Company Employee Plan has been made.  Except as set forth in Section 2.15(b) of the Disclosure Schedule, neither the Company nor any entity that is or was at any time treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code has at any time maintained, contributed to or been required to contribute to or has any liability with respect to, any plan subject to Title IV of ERISA (including, without limitation, any Multiemployer Plan). Except as set forth in Section 2.16(b) of the Disclosure Schedule, the events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any employees to severance pay, unemployment compensation, or other similar payments under any Company Employee Plan or law, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any employees of the Company or any Subsidiary or (iii) result in any payments (including parachute payments) under any Company Employee Plan or Law becoming due to any employee.

2.17                           Tax Returns, Payments and Elections.  The Company and each Subsidiary has filed all tax returns and reports (including information returns and reports) as required by law except to the extent that the failure to so file did not and does not have a Material Adverse Effect.  These returns and reports are true and correct in all material respects.  The Company and each Subsidiary has paid or made provision for payment of all taxes and other assessments shown as due on such returns.  The provision for taxes of the Company and the Subsidiaries as shown in the Financial Statements (as hereinafter defined) is adequate in all material respects for all taxes, assessments and governmental charges due or accrued as of the date thereof with respect to its business, properties and operations.  Neither the Company nor any Subsidiary has elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation pursuant to Section 1362(a) or a collapsible corporation pursuant to Section 341(f) of the Code, nor has the Company or any Subsidiary made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect.  Neither the Company nor any Subsidiary has had any tax deficiency proposed or assessed against it by the Internal Revenue Service or any other foreign, federal, state or local taxing authority and none have been asserted in writing or, to the Company’s Knowledge, threatened at any time for additional taxes.  Neither the Company nor any Subsidiary has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge and none of the foreign, federal, state or local income or franchise tax or sales or use tax returns have ever been audited by governmental authorities.  Since the date of the Financial Statements, neither the Company nor any Subsidiary has incurred any taxes, assessments or governmental charges other than in the ordinary course of business.  The Company and each Subsidiary has withheld or collected from each payment made to each of its respective employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) and foreign taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

2.18                           Brokers or Finders.  Except as set forth in Section 2.18 of the Disclosure Schedule, neither the Company nor any Subsidiary has incurred, or will incur, directly or indirectly, as a result of any action taken by the Company or any Subsidiary, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this

Agreement or the issuance of the Purchased Securities or any transaction contemplated hereby or thereby.  The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company, any Subsidiary or any of their respective officers, employees or representatives is responsible.

2.19                           Offering Exemption.  Assuming the truth and accuracy of the representations and warranties contained in Section 3, the offer and sale of the Purchased Securities as contemplated hereby and the issuance and delivery to the Purchasers of the Purchased Securities and, if applicable, the Conversion Shares, are exempt from registration under the Securities Act, and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and “blue sky” laws, as currently in effect.

2.20                           Environmental Matters.   (a)  The Company and each Subsidiary complies and has at all times complied with all federal, state and local laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, common or decision law (including, without limitation, principles of negligence and strict liability) relating to the protection, investigation or restoration of the environment (including, without limitation, natural resources) or the health or safety matters of humans and other living organisms, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state and local analogue (hereinafter “Environmental Laws”), except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

(b)                                 Except as set forth in Section 2.20(b) of the Disclosure Schedule, (i) the Company has no Knowledge of any claim, and has not received notice of a written complaint, order, directive, claim, request for information or citation, and to the Company’s Knowledge no proceeding has been instituted raising a claim against the Company or any Subsidiary or any predecessor or any of their respective real properties now or formerly owned, leased or operated or other assets indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law and (ii) neither the Company nor any Subsidiary is subject to any order, decree, injunction or other directive of any Governmental Authority.

(c)                                  Except as set forth in Section 2.20(c) of the Disclosure Schedule, (i) neither the Company nor any Subsidiary has used and, to the Company’s Knowledge, no other person has used any portion of any property currently or previously owned, operated or leased by the Company or any Subsidiary for the generation, handling, processing, treatment, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; (ii) neither the Company nor any Subsidiary owns or operates any underground tank or other underground storage receptacle for Hazardous Materials, any asbestos-containing materials or polychlorinated biphenyls, and, to the Company’s Knowledge, no underground tank or other underground storage receptacle for Hazardous Materials, asbestos-containing materials or polychlorinated biphenyls are located on any portion of any property currently owned, operated or leased by the Company or any Subsidiary and (iii) to the Company’s Knowledge, neither the Company nor any Subsidiary has caused or suffered to occur any Releases or threatened

Releases of Hazardous Materials on, at, in, under, above, to, from or about any property currently or previously owned, operated or leased by the Company or any Subsidiary.

(d)                                 The execution, delivery and performance of this Agreement is not subject to any Environmental Laws which condition, restrict or prohibit the sale, lease or other transfer of property or operations, including any so-called “environmental cleanup responsibility acts” or requirements for the transfer of permits, approvals, or licenses.  To the Company’s Knowledge, there have been no environmentally related audits, studies, reports, analyses (including soil and groundwater analyses), or investigations of any kind performed with respect to the currently or previously owned, leased, or operated properties of the Company or any Subsidiary.

2.21                           Offering of Purchased Shares and Warrants.  No form of general solicitation or general advertising was used by the Company or any of its agents or representatives in connection with the offer and sale of the Purchased Securities.  Neither the Company nor, to the Company’s Knowledge, any agent acting on the Company’s behalf has, directly or indirectly, offered the Purchased Securities of the Company for sale to or solicited any offers to buy the Purchased Securities of the Company from, or otherwise approached or negotiated with respect thereto with any other potential purchaser.

2.22                           SEC Reports; Disclosure.   (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the “SEC”) since April 1, 2000, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the “33 Act”) and the Securities Exchange Act of 1934, as amended (the “34 Act”), and the rules and regulations promulgated thereunder, each as in effect on the date such forms, reports and documents were filed.  The Company has heretofore delivered to the Purchasers, in the form filed with the SEC (including any amendments thereto) (i) its Annual Report on Form 10-K for the years ended March 31, 2003, 2002 and 2001, (ii) all definitive proxy statements relating to the Company’s meeting of shareholders (whether annual or special) held since April 1, 2001 and (iii) all other reports or registration statements filed by the Company with the SEC since April 1, 2003 (the items in clauses (i), (ii) and (iii) collectively, the “SEC Reports”).

(b)                                 Except as set forth in Section 2.22(b) of the Disclosure Schedule, none of (a) this Agreement (including, without limitation, the Disclosure Schedule and the Schedules and Exhibits attached hereto), (b) any other Transaction Documents, or (c) the SEC Reports contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein in light of the circumstances under which they were made not misleading.  There is no fact which, to the Knowledge of the Company, has not been disclosed to the Purchasers, which could be expected to have a Material Adverse Effect on the ability of the Company and each Subsidiary to perform its obligations under the Transaction Documents.

(c)                                  Except as disclosed in the SEC Reports, since April 1, 2003, there has not been any change, or any application or any request for any change, by the Company or any of its Subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes.

(d)                                 Except as set forth in Section 2.22(d) of the Disclosure Schedule, the Company is not aware of any correspondence (other than routine communications), action or proposed or threatened action by the SEC or Nasdaq with regard to the Company.

2.23                           Financial Statements.  The Company has delivered to each Purchaser the audited financial statements of the Company and its Subsidiaries as at and for the years ended March 31, 2003, 2002 and 2001 and unaudited financial statements as at and for the fiscal quarters ended June 30 and September 30, 2003 (the “Financial Statements”).  The Company has delivered to each Purchaser the monthly financial statements of the Company and its Subsidiaries for the months ended October 31, 2003 and November 30, 2003 in the form prepared by the Company.  Except as set forth on Schedule 2.23 of the Disclosure Schedule, the Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and operating results of the Company and its Subsidiaries as of the date, and for the period, indicated therein, except that the unaudited financial statements as at and for the fiscal quarters ended June 30 and September 30, 2003 and the months ended October 31, 2003 and November 30, 2003 are subject to normal year-end adjustments and do not contain all notes required under GAAP.  Except as set forth in the Financial Statements, the Company and its Subsidiaries have no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, due or to become due and regardless of when addressed), which are required to be included in the Financial Statements in accordance with GAAP other than (a) liabilities that are listed on Section 2.23 of the Disclosure Schedule, (b) liabilities that have arisen in the ordinary course of business since November 30, 2003 and have not had and could not reasonably be expected to have a Material Adverse Effect and (c) obligations to perform after the date hereof any contracts or agreement which have been disclosed on Section 2.10 of the Disclosure Schedule or which are not required to be disclosed Section 2.10 of the Disclosure Schedule because such contracts and agreements do not meet the disclosure thresholds under Section 2.10 of the Disclosure Schedule. Except as disclosed in the Financial Statements, neither the Company nor any Subsidiary is a direct or indirect guarantor or indemnitor of any indebtedness of any other person or entity.

2.24                           Changes.    Except as expressly contemplated by the Transaction Documents or as set forth in Section 2.24 of the Disclosure Schedule or as disclosed in the SEC Reports, since March 31, 2003 there has not been:

(a)                                  any change in the assets, liabilities, financial condition or operating results of the Company or any Subsidiary from that reflected in the Financial Statements, except changes in the ordinary course of business that have not created, in the aggregate, a Material Adverse Effect,

(b)                                 any intentional waiver or cancellation of any material right of the Company or any Subsidiary, or the cancellation of any material debt or claim held by the Company or any Subsidiary,

(c)                                  any payment, discharge or satisfaction of any material claim, liability or obligation of the Company or any Subsidiary other than in the ordinary course of business,

(d)                                 any Lien (other than Permitted Liens) upon the assets of the Company or any Subsidiary that would be prohibited by the terms of the Restated Certificate if it were to arise after the Closing Date,

(e)                                  any declaration or payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of the Company or any Subsidiary other than the Purchased Securities,

(f)                                    any sale, assignment or transfer of any material, tangible or intangible assets of the Company or any Subsidiary except in the ordinary course of business,

(g)                                 any loan by the Company or any Subsidiary to any officer, director, employee, consultant or shareholder of the Company or any Subsidiary (other than advances to such persons in the case of travel, entertainment or other similar advances in the ordinary course of business),

(h)                                 any material increase, direct or indirect, in the compensation paid or payable to any officer or director of the Company or any Subsidiary or, other than in the ordinary course of business, to any other employee, consultant or agent of the Company or any Subsidiary,

(i)                                     any material change in the accounting methods, practices or policies of the Company or any Subsidiary,

(j)                                     any indebtedness incurred for borrowed money by the Company or any Subsidiary other than in the ordinary course of business,

(k)                                  any material adverse change in the manner of business or operations of the Company or any Subsidiary (including, without limitation, any accelerations or deferral of the payment of any material accounts payable or other current, material liabilities or deferral of the collection of any material accounts or notes receivable),

(l)                                     any capital expenditures or commitments therefor by the Company or any Subsidiary that aggregate in excess of $25,000 for any twelve-month period,

(m)                               any issuance of any stock, bonds or other securities of the Company or any Subsidiary,

(n)                                 any amendment to the Existing Certificate, Existing Bylaws or other organizational documents of the Company or any amendment of the organizational or formation documents of any Subsidiary, other than the Restated Certificate and Restated Bylaws, or

(o)                                 except for the transactions contemplated by this Agreement, any agreement or commitment (contingent or otherwise) by the Company or any Subsidiary to do any of the foregoing.

2.25                           Existing Registration Rights.  Except as set forth in Section 2.25 of the Disclosure Schedule the Company has not granted or agreed to grant rights to require the registration of the Company’s equity securities under the Securities Act, including piggyback rights, to any person or entity.

2.26                           Suppliers and Customers.  Except as set forth in Section 2.26 of the Disclosure Schedule, since the date of the Company’s most recent audited financial statements, none of the Company’s or any Subsidiaries’ suppliers, vendors, or customers has:  (i) terminated or cancelled a Material Contract or material business relationship; (ii) threatened in writing to terminate or cancel a Material Contract or material business relationship; (iii) expressed dissatisfaction in writing with the performance of the Company or any Subsidiary with respect to a Material Contract or material business relationship; or (iv) demanded in writing any material modification, termination or limitation of a Material Contract or material business relationship with the Company or any Subsidiary (excluding any contracts or business relationship which, if so terminated, cancelled, modified or limited, would not result in a Material Adverse Effect), nor does the Company have Knowledge that any of the events described in clauses (i) — (iv), whether in writing or otherwise, will occur after the Closing Date.  Set forth in Section 2.26 of the Disclosure Schedule is a list describing the sales derived from each of the Company’s major customers for the period of April 1, 2003 through December 31, 2003 (determined by amount of revenue) and such list is true and correct in all material respects.

2.27                           Foreign Corrupt Practices Act.  Neither the Company, any Subsidiary nor, to the Company’s Knowledge after reasonable inquiry by each of the individuals referred to in the definition of the term “Knowledge” in Section 8, any employee of the Company or any Subsidiary has violated the United States Foreign Corrupt Practices Act, as amended, in any material respect.  To the Company’s Knowledge, no shareholder, director, officer, employee or agent of the Company or of a Subsidiary has, directly or indirectly, made or agreed to make, any unlawful or illegal payment, gift or political contribution to, or taken any other unlawful or illegal action, for the benefit of any customer, supplier, governmental employee or other Person who is or may be in a position to assist or hinder the business of the Company or a Subsidiary.

2.28                           Work in Progress.  Section 2.28 of the Disclosure Schedule contains a complete list of all contracts on which the Company and its Subsidiaries are currently working or which have not been completed, the customer for whom the work is being performed, and the amount and basis for payment and the status of the contract and the work being performed thereunder.   Except as set forth in Section 2.28 of the Disclosure Schedule, there is currently no material work being performed for which there is no written agreement or purchase order signed by the customer.

2.29                           Warranty and Related Matters.  Section 2.29 of the Disclosure Schedule sets forth a complete list of all outstanding product and service warranties and guarantees on any of the products or services that the Company or its Subsidiaries distributes, services, markets or sells for itself, a customer or a third party (each such product or service shall be referred to herein as a “Company Product”). There are no existing or, to the Company’s Knowledge, threatened in writing, product liability, warranty or other similar claims against the Company or any of its Subsidiaries alleging that any Company Product is defective or fails to meet any product or services warranties except as set forth in Section 2.29 of the Disclosure Schedule.

2.30                           No Discussions of Dispositions.  Except as set forth in Section 2.30 of the Disclosure Schedule, Company has not entered into discussions of any nature with any potential third party purchaser of the Company or broker therefor with respect to a proposed merger, acquisition or sale of all or substantially all of the assets of the Company (a “Disposition”) during the period of three months immediately prior to the date hereof.

3.                                       Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants that:

3.1                                 Organization and Qualification.  Each Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and its Agreement of Limited Partnership to carry on its business as it is now being conducted or proposed to be conducted.

3.2                                 Power and Authority.  Each Purchaser has all requisite power and authority as a limited partnership to execute and deliver the Transaction Documents to which it is a party, to purchase the Purchased Securities from the Company hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents.

3.3                                 Authorization.  The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party, and the performance of all of the obligations of such Purchaser under each of such Transaction Documents have been duly and validly authorized, and no other action, approval or authorization is required on the part of such Purchaser or any Person by Law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations (subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies) of such Purchaser that is a party thereto.  Each of the Transaction Documents, when executed and delivered by such Purchaser that is a party thereto, will constitute a valid and legally binding obligation of such Purchaser that is a party thereto, enforceable against such Purchaser that is a party thereto in accordance with its terms subject to: (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

3.4                                 Purchase Entirely for Own Account.  The Purchased Securities and the Conversion Shares (collectively, the “New Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  Such Purchaser’s principal office is located in the State of Connecticut for purposes of state securities laws.  Such Purchaser is aware that the Company is issuing the New Securities pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder without complying with the registration provisions of the Securities Act or other applicable federal or state securities laws.  Such Purchaser is also aware that the Company is relying upon, among other things, the representations and warranties of the Purchasers contained in this Agreement for purposes of complying with Regulation D.

3.5                                 Disclosure of Information.  Such Purchaser has received and carefully reviewed all the information it considers necessary or appropriate for deciding whether to purchase the New Securities.  Such Purchaser further represents that the Company has made available to such Purchaser, at a reasonable time prior to the date of this Agreement, an opportunity to (a) ask questions and receive answers from the Company regarding the terms and conditions of the offering of the New Securities and the business, properties and financial condition of the Company, all of which questions (if any) have been answered to the reasonable satisfaction of such Purchaser, and (b) obtain additional information, all of which was furnished by the Company to the reasonable satisfaction of such Purchaser.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.6                                 Investment Experience.  Such Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in investing in companies similar to the Company and in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the New Securities.  Such Purchaser has made the determination to enter into this Agreement and the other agreements contemplated hereby and to acquire the New Securities based upon its own independent evaluation and assessment of the value of the Company and its present and prospective business prospects.

3.7                                 Accredited Investor.  Such Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.8                                 Restricted Securities; Legends.  Such Purchaser recognizes that the New Securities will not be registered under the Securities Act or other applicable federal or state securities laws.  Such Purchaser understands that the New Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering.  Such Purchaser acknowledges that it may not to sell or transfer the New Securities unless such New Securities are registered under the Securities Act and under any other applicable securities laws and that certificates evidencing the New Securities will bear the following legend or similar legend:

THIS SECURITY HAS AND THE SHARES OF STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

3.9                                 No General Solicitation.  Such Purchaser acknowledges that the New Securities were not offered to such Purchaser means of: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or (b) any other form of general solicitation or advertising.

3.10                           Absence of Conflicts.  Such Purchaser’s execution, delivery, and performance of, and compliance with the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a)                                  violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets, properties or business of such Purchaser under, any of the terms, conditions or provisions of (i) its certificate/articles of formation or organization or any of its other formation or organizational documents, or (ii) any material contract to which it is a party; or

(b)                                 violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to such Purchaser or any of its assets, properties or businesses, which violation would have a Material Adverse Effect.

3.11                           Brokers or Finders.  Such Purchaser has not incurred, nor will it incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the issuance of the New Securities or any transaction contemplated hereby or thereby.  Such Purchaser agrees to indemnify and hold harmless the Company and each Subsidiary from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its respective officers, employees or representatives is responsible.

4.                                       Conditions of the Parties.

4.1                                 Conditions of Purchasers’ Obligations at any Closing.  The obligations of each Purchaser under Section 1 of this Agreement are subject to the satisfaction by the Company on or before any Closing of each of the following conditions:

(a)                                  Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of such Closing with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing except as a result of events and changes thereto that do not result in a Material Adverse Effect (except where such representation is made as of a specific date, it shall be true and correct as of such date except as a result of events and changes thereto that do not result in a Material Adverse Effect).

(b)                                 Performance.  The Company shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

(c)                                  No Material Adverse Effect; Compliance Certificate.  No Material Adverse Effect shall have occurred between the date hereof and such Closing Date and the President and/or Chief Executive Officer of the Company shall deliver to each Purchaser at each such Closing a certificate stating that the conditions specified in Sections 4.1(a) and (b) have been fulfilled and stating that no Material Adverse Effect has occurred between the date hereof and such Closing Date.

(d)                                 Consents and Approvals.  All authorizations, approvals, permits, or consents, if any, of any governmental authority or regulatory body of the United States or of any state or any creditor of the Company or any other Person (including the consent of the Company’s shareholders and any authorizations, consents, approvals or permits of the Nasdaq) that are required in connection with the lawful issuance and sale of the Purchased Securities pursuant to this Agreement shall be duly obtained and effective as of each such Closing and the purchase and payment of the Purchased Securities to be purchased by the Purchasers at each such Closing on the terms and conditions as provided herein shall not violate any applicable Law.

(e)                                  Warrants.  The Company shall deliver to each Purchaser its Warrants that are being issued and sold to such Purchasers on such Closing Date.

(f)                                    Certificates.  The Company shall deliver to each Purchaser a certificate representing the Purchased Shares that are being issued and sold to such Purchaser on such Closing Date.

(g)                                 Good Standing; Qualification to do Business.  The Company shall have delivered to the Purchasers a certificate of good standing from the State of New York and each jurisdiction in which is has qualified to do business dated as of a date no earlier than 7 days prior to such Closing and evidence of telephone confirmation thereof as of the close of business immediately prior to such Closing Date.

(h)                                 Secretary’s Certificate.  The Company shall have delivered to the Purchasers a certificate executed by its Secretary dated such Closing Date certifying with respect to (i) a copy of its Restated Certificate and the Restated Bylaws as amended to and in effect on such Closing Date and that the Company is not in violation of or default under any provision of its Restated Certificate or Restated Bylaws as of and on such Closing Date,  (ii) board resolutions authorizing the transactions contemplated by this Agreement and the Transaction Documents, (iii) copies of all minutes of all meetings (or excerpts thereof) and all actions by written consent of the shareholders of the Company authorizing the transactions contemplated in this Agreement and the Transaction Documents and (iv) incumbency matters and such other proceedings relating to the authorization, execution and delivery of this Agreement and the other Transaction Documents as may be reasonably requested by the Purchasers.

(i)                                     Opinion of Company Counsel.  Each Purchaser shall have received from counsel to the Company (reasonably acceptable to the Purchasers), an opinion, dated such Closing Date, in the form attached hereto as Exhibit H.

(j)                                     Cross-Receipts of the Purchasers.  The Company and the Purchasers shall have executed and delivered a cross-receipt acknowledging the Company’s delivery to the Purchasers of the certificates representing the Purchased Securities issued and sold to the Purchasers on such Closing Date to the Purchasers and the Purchasers’ payment therefor.

(k)                                  No Acceleration of Vesting, etc.  The Company shall not have made any determination or taken any other actions that could result in the, and there shall have been no, acceleration of the vesting or rights to exercise Options or warrants or cause an accelerated pay-out of any such Options.

(l)                                     Compliance with Covenants.  On any such Closing Date, the Company shall be in compliance with each of the covenants set forth in Section 6.

(m)                               Pro-Forma Capitalization Table.  The Company shall have delivered to the Purchasers a revised Exhibit D reflecting the issued and outstanding Common Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock and all options and warrants with respect thereto on a fully diluted basis immediately after such Closing Date.

(n)                                 Disclosure Schedule.  The Company shall have delivered to the Purchasers a revised Disclosure Schedule accurately reflecting any additional information required to be provided to the Purchasers pursuant to this Agreement between the date hereof and any such Closing Date.

(o)                                 Conversion Shares.  The Conversion Shares have been duly reserved for issuance and when issued will be duly and validly issued, fully paid and nonassessable.

(p)                                 Listing on Stock Exchange.  The Common Stock shall be listed on Nasdaq, any other national securities exchange as identified under the 34 Act, or the Nasdaq OTC Bulletin Board (or comparable substitute quotation system) as of such Closing and no action shall have been taken by Nasdaq or such national securities exchange to terminate such listing prior to any such Closing.

4.2                                 Conditions of Purchasers’ Obligations at the Initial Closing.  In addition to the conditions set forth in Section 4.1, the obligations of each Purchaser under Section 1.2 of this Agreement are subject to the satisfaction by the Company on the Initial Closing Date of each of the following conditions:

(a)                                  Shareholders’ Agreement; Registration Rights Agreement; etc.  The Company shall have executed (i) a Shareholders’ Agreement, substantially in the form attached hereto as Exhibit E (the “Shareholders’ Agreement”), (ii) a Registration Rights Agreement, substantially in the form attached hereto as Exhibit F (the “Registration Rights Agreement”) and (iii) a Management Rights Agreement between the Company and Pequot Private Equity Fund III, substantially in the form attached hereto as Exhibit G (the “Management Rights Agreement”).

(b)                                 Certificate of Incorporation.  On or prior to the Initial Closing, there shall have been filed with the Secretary of State of the State of New York, the Restated Certificate, substantially in the form attached hereto as Exhibit A and the Restated Certificate shall be in full force and effect.

(c)                                  Election of Directors.  The Company shall have taken all necessary corporate action to effect the election of the Purchasers’ designees (as provided in the Shareholders’ Agreement) as directors of the Company to take office immediately following the Initial Closing.

(d)                                 Employment Agreements.  (i) On or prior to the Initial Closing Date, the Company shall have terminated the (x) Employment Agreement, dated as of September 1, 1996 between the Company and Steven Rothman, as amended and (y) Employment Agreement, dated September 1, 1996, between the Company and Howard Pavony, as amended.  The Company shall deliver evidence of such terminations to the Purchasers on or prior to the Initial Closing Date.

(ii)  Effective as of the Initial Closing Date, the Company shall have entered into employment agreements with Messrs. Steven Rothman, Howard Pavony and Frank Alfano in substantially the forms attached hereto as Exhibit I-1, I-2 and I-3, respectively, and shall have delivered executed copies of such employment agreements to the Purchasers on the Initial Closing Date.

(e)                                  Confidential Information, Non-Disclosure, Non-Competition Agreement.  On or prior to the Initial Closing Date, each of Messrs. Steven Rothman and Howard Pavony shall have entered into a Confidential Information, Assignment of Rights, Non-Solicitation and Non-Competition Agreement in substantially the form attached hereto as Exhibit J.

(f)                                    Amendment of Bylaws.  On or prior to the Initial Closing Date, the Company shall have taken all necessary corporate action to adopt the Amended and Restated Bylaws attached hereto as Exhibit C (the “Restated Bylaws”).

(g)                                 Fairness Opinion.  The Company shall have delivered to the Purchasers a copy of the fairness opinion rendered by Kaufman Bros., L.P. to the Special Committee of the Board of Directors as to the fairness, from a financial point of view, to the shareholders of the Company of the consideration to be paid by the Purchasers in connection with the proposed purchase by the Purchasers of Series A Preferred Stock to be issued by the Company and any bringdowns and supplements to such opinion; provided, that the Company shall not be required to obtain any such bringdowns or supplements.

(h)                                 Landlord Waiver.  The Company shall provide to the Purchasers, in form and substance satisfactory to the Purchasers, such estoppel letters, waivers and consents as may be required from landlords of each premises that is leased by the Company.

(i)                                     Closing Capitalization Table.  The Company shall have delivered to the Purchasers a revised Exhibit D accurately reflecting any additional issuances of securities between the date hereof and the Initial Closing Date.

(j)                                     Cash Payment to Mr. Rothman and Mr. Pavony.  In consideration for their entering into the Shareholders Agreement and concurrent with the Initial Closing, the Company shall pay each of Steven Rothman and Howard Pavony the sum of $150,000 in cash.

(k)                                  Qualified Small Business Corporation Status. The Company has not purchased any of the Company’s capital stock during the one year period ending on the Initial Closing Date and to the best of the Company’s Knowledge, the Purchased Securities will qualify as “Qualified Small Business Stock” as defined in Section 1202(c) of the Code as of the Initial Closing Date.

(l)                                     Accounts Receivable. The Company shall have provided the Purchasers with evidence, reasonably satisfactory to such Purchasers, that the Company has collected in full all aged accounts receivable payable to the Company by the City of Bridgeport, Connecticut, that were outstanding on the date of this Agreement for a period of more than ninety (90) days.

(m)                               Amendments to Borrowing Arrangements. The Company shall have caused an amendment to any document evidencing a borrowing arrangement by the Company as may be reasonably necessary (x) so as to not conflict in any way with the transactions contemplated in this Agreement and (y) to accomplish the Company’s business plan as currently contemplated.

(n)                                 Release from Amtech Associates. Upon payment to Amtech Associates (“Amtech”) of the amount set forth in Section 2.18 of the Disclosure Schedule, Amtech shall have released the Company, each Subsidiary and the officers, directors, shareholders and employees of each of the Company and each Subsidiary from any and all obligations and/or liabilities to Amtech.

4.3                                 Conditions of Purchasers’ Obligations at any Subsequent Closing.  In addition to the conditions set forth in Section 4.1, the obligations of each Purchaser under Section 1.3 and Section 1.4 of this Agreement are subject to the satisfaction by the Company on each Subsequent Closing Date of the following condition:

(a)                                  Amendments.  On or before any Subsequent Closing Date, the Company and each Purchaser shall have executed an amendment to this Agreement. Such amendment shall include a supplement to Schedule I reflecting the amount of Purchased Securities that the Company will issue to each Purchaser on such Subsequent Closing Date and the aggregate purchase price therefor and any other amendments to this Agreement that may be necessary to effectuate the sale of such Purchased Securities.

4.4                                 Conditions of Company’s Obligations at any Closing.  The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction by the Purchasers on or before any such Closing of each of the following conditions:

(a)                                  Representations and Warranties.  The representations and warranties of the Purchasers contained in Section 3 shall be true and correct in all material respects on and as of such Closing (except where another date or period of time is specifically stated herein for a representation or warranty and in such case such representation or warranty shall be true and correct in all material respects on and as of such date) with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing; provided, however, that representations and warranties that contain a materiality qualification shall be true and correct in all respects.

(b)                                 Performance.  The Purchasers shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

(c)                                  Consents and Approvals.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other Person (including the consent of the Company’s shareholders and any authorizations, consents, approvals or permits of the Nasdaq) that are required in connection with the lawful issuance and sale of the Purchased Securities pursuant to this Agreement shall be duly obtained and effective as of such Closing and the purchase and payment of the Purchased Securities to be purchased by the Purchasers at such Closing on the terms and conditions as provided herein shall not violate any applicable Law.

(d)                                 Cross-Receipts of the Purchasers.  The Company and the Purchasers shall have executed and delivered a cross-receipt acknowledging the Company’s delivery to the Purchasers of the certificates representing the Purchased Securities issued and sold to the Purchasers on such Closing Date to the Purchasers and the Purchasers’ payment therefor.

(e)                                  Purchase Price.  The Purchasers shall have delivered to the Company the applicable Series A Purchased Share Purchase Price for the Purchased Securities being purchased on such Closing Date as provided in Section 1.6, 1.7 or 1.8, as applicable.

(f)                                    Complete Purchase.  If more than one Purchaser is purchasing Series A Stock and Series A Warrants at any such Closing, then each such Purchaser shall have satisfied all of the foregoing conditions in this Section 4.4 and shall have purchased the Series A Stock and Series A Warrants that each such Purchaser has agreed to purchase.

5.                                       Reserved.

6.                                       Affirmative Covenants.

So long as any Purchaser together with any entity affiliated with it owns at least 750,000 shares of Purchased Shares (as appropriately adjusted for any stock splits, stock dividends, combinations, and the like) and for a period of six (6) months thereafter, the Company covenants and agrees that it will comply with each of the following covenants.

6.1                                 Financial Statements.  The Company shall furnish to each Purchaser, within five Business Days after filing, a true and complete signed copy of its Form 10-Q as filed with the SEC pursuant to the 34 Act, all in such form, and together with such other information with respect to the business of the Company, as the Purchasers may request, which shall present fairly, in all material respects, the financial position of the Company as of the end of each such period and the results of its operations and cash flows during such period, all in accordance with GAAP.  Annually, but not later than five Business Days after filing, the Company shall deliver to the Purchasers (i) a true and complete signed copy of its Form 10-K as filed with the SEC pursuant to the 34 Act and (ii) audited financial statements which shall present fairly, in all material respects, the financial position of the Company as of the end of each such period and the results of its operations and cash flows during such period, all in accordance with GAAP and accompanied by the unqualified report and opinion thereon of the Company’s independent certified public accountant.

6.2                                 Certain Other Reports and Information.  The Company shall deliver to the Purchasers, within 30 days of issuance, all accountants’ management letters (including a management letter stamped “draft”) pertaining to, all other reports submitted by accountants in connection with any audit of, and all other reports from outside accountants with respect to, the Company and its Subsidiaries (and, in any event, any independent auditors’ annual management letters, if issued, will be delivered to the Purchasers concurrently with the financial statements referred to in Section 6.1(a)).

6.3                                 Further Information; Further Assurances.  The Company will, with reasonable promptness, provide to the Purchasers such further assurances and additional information, reports and statements respecting its business, operations, properties and financial condition and respecting its Affiliates and investments, as the Purchasers may from time to time reasonably request.

6.4                                 Notice of Certain Events.  Promptly upon becoming aware of any of the following, the Company shall give the Purchasers notice thereof, together with a written statement of a Responsible Officer of the Company setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Company:

(i)                                     Any pending action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Company (or any such action, suit, proceeding or investigation threatened in writing) to the extent that it would result in a Material Adverse Effect.

(ii)                                  Any material violation, breach or default by the Company or any of its Subsidiaries of or under any agreement or instrument material to its business, assets, properties, operations or condition, financial or otherwise (it being expressly understood and agreed that the Company need not provide notice to the Purchasers pursuant to this Section 6.4(ii) of the termination of any such agreement or instrument in accordance with its terms).

(iii)                               (A) Any Environmental Claim made or threatened in writing against the Company, or (B) the Company’s becoming aware of any past or present acts, omissions, events or circumstances (including any Release, disposition, removal, abandonment or escape of any Hazardous Materials on, at, in, under, above, to, from or about any facility or property now or previously owned, operated or leased by the Company or any of its Subsidiaries) which could form the basis of any such Environmental Claim, which Environmental Claim, in the case of either clause (A) or (B), if adversely resolved, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(iv)                              The occurrence of any Material Adverse Effect or any deviation in or change from the representations, warranties or covenants of the Company in this Agreement or in the other Transaction Documents.

6.5                                 Visitation; Verification.  The Company and its Subsidiaries shall permit such Persons as the Purchasers may designate from time to time to visit and inspect any of the properties of the Company and its Subsidiaries to examine their respective assets, properties, offices and other facilities, and books and records and take copies and extracts therefrom, and access to the outside auditors of the Company and their work papers relating thereto, in each case, as the Purchasers may from time to time reasonably request, and to discuss their affairs with their directors, officers, employees and independent accountants at such times and as often as the Purchasers may reasonably request; provided that (i) any such Person shall provide at least two days’ prior advance notice to the Company of its intention to visit or inspect any of the properties of the Company and its Subsidiaries; and (ii) all such visits or inspections shall be conducted during the normal business hours of the Company and without undue interference with the conduct of the Company’s business.  The Company shall reimburse the Purchasers for reasonable out-of-pocket costs and expenses of for all inspections in any calendar year; for all other times all such visits or inspections shall be at the sole cost and expense of the Purchasers.  The parties hereto agree that no investigation by the Purchasers or their representatives shall affect or limit the scope of the representations and warranties of the Company contained herein or in any Transaction Document delivered pursuant hereto or limit liability for breach of any such representation or warranty.

The Purchasers shall have the right to examine and verify accounts, inventory and other properties and liabilities of the Company and its Subsidiaries from time to time, and the Company shall cooperate with the Purchasers in such verification.  Without limitation of the foregoing, subject to limitations required due to the nature of any classified work, contracts or customer relationships, the Company hereby authorizes its officers, employees and independent accountants to discuss with the Purchasers the affairs of the Company and its Subsidiaries.

6.6                                 Insurance.

(a)                                  The Company shall, and shall cause each of its Subsidiaries to (i) maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, workers’ compensation, casualties and contingencies and of such types and in such amounts as are customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated and naming each Purchaser as an additional insured and a loss payee, (ii) furnish to the Purchasers from time to time upon request copies of the policies under which such insurance is issued, original certificates of insurance and such other information relating to such insurance as the Purchasers may reasonably request, and (iii) provide such other insurance and endorsements as are required by this Agreement and the other Transaction Documents.

(b)                                 The Company shall maintain in effect an errors and omissions insurance policy for the Company and its Subsidiaries with (i) coverage extending to all officers and directors of the Company, (ii) policy limits not less than those maintained by the Company and Subsidiaries on the date hereof, and (iii) deductibles not greater than those as are reasonable for companies engaged in the same or similar businesses and similarly situated.

6.7                                 Payment of Taxes and Other Potential Charges and Priority Claims.  The Company shall, and shall cause each of its Subsidiaries to, pay or discharge:

(i)                                     on or prior to the date on which material penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

(ii)                                  on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a material Lien upon any such property; and

(iii)                               on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Company in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced it need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

6.8                                 Preservation of Corporate Status.  The Company shall, and shall cause each of its Subsidiaries to, maintain its status as a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and to be duly qualified to do business as a foreign entity and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary.

6.9                                 Governmental Approvals and Filings.  The Company shall, and shall cause each of its Subsidiaries to obtain, keep and maintain in full force and effect all Governmental Approvals necessary in connection with or to facilitate the execution and delivery of this Agreement or any other Transaction Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

6.10                           Maintenance of Properties.  The Company shall, and shall cause each of its Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it (and make or cause to be made all needed and proper repairs, renewals, replacements and improvements thereto) which are necessary so that the business carried on in connection therewith may be properly conducted at all times and (b) maintain and hold in full force and effect all franchises, licenses, permits, certificates, authorizations, qualification, accreditations and other rights, consents and approvals (whether issued, made or given by a Governmental Authority or otherwise), necessary to own and operate its properties and to carry on its business as presently conducted and as presently planned to be conducted, except for any failure to comply with any of the foregoing which would not, either individually or in the aggregate, have a Material Adverse Effect.  The Company shall use its commercially reasonable efforts to preserve its favorable business relationships with the clients, lenders, suppliers, customers, licensors and licensees and others having business dealings with the Company and to preserve the goodwill and ongoing operations of the Company.

6.11                           Financial Accounting Practices.  The Company shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain systems of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.                                       Indemnification.

7.1                                 General Indemnification.  The Company shall indemnify, defend and hold each Purchaser, its affiliates and their respective officers, directors, partners (general and limited), employees, agents, attorneys successors and assigns (each a “Purchaser Entity”) harmless from and against all Losses incurred or suffered by a Purchaser Entity as a result of the breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or any of the other Transaction Documents, except to the extent that such Losses are the result of the gross negligence, willful misconduct or fraud of such Purchaser Entity.  Each Purchaser, severally and not jointly, shall indemnify, defend and hold the Company, its affiliates, their respective officers, directors, employees, agents, attorneys, successors and assigns (each a “Company Entity”) harmless against all Losses as a result of the breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or any of the other Transaction Documents, except to the extent that such Losses are a result of the gross negligence, willful misconduct or fraud of such Company Entity.

7.2                                 Indemnification Principles.  For purposes of this Section 7, “Losses” shall mean each and all of the following items:  claims, losses (including, without limitation, losses of earnings), liabilities, obligations, payments, damages (actual, punitive or consequential to the extent provided in this Section 7.2), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees, expenses and disbursements of counsel, consultants and other experts).  Each Purchaser and the Company hereby agree that Losses shall not include punitive or consequential damages except to the extent that such Losses are the result of the gross negligence, willful misconduct or fraud of the party from whom the indemnification is being sought (the “Indemnifying Party”).

7.3                                 Claim Notice; Right to Defend.  A party seeking indemnification (the “Indemnified Party”) under this Section 7 shall promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the Indemnifying Party a claim notice relating to such Loss (a “Claim Notice”).  Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof.  No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the Indemnifying Party unless such failure materially and adversely prejudices the Indemnifying Party.  If such Loss relates to the commencement of any action or proceeding by a third person, the Indemnified Party shall give a Claim Notice to the Indemnifying Party regarding such action or proceeding and the Indemnifying Party shall be entitled to participate therein to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  After the delivery of notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such action or proceeding, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 7 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (ii) in the event the Indemnifying Party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party or (iii) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party.  If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld.  If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party.  In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

8.                                       Certain Definitions.  For the purposes of this Agreement the following terms will have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning ascribed to it in the preliminary paragraph.

“Amtech” shall have the meaning ascribed to it in Section 4.2(n).

“Break-Up Fee” shall have the meaning ascribed to it in Section 11.16.

“Business Day” shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of New York or any other day on which banking institutions are authorized to close in New York City.

“Claim Notice” shall have the meaning ascribed to it in Section 7.3.

“Closing” shall mean each of the Initial Closing and any Subsequent Closing.

“Closing Date” shall mean each of the Initial Closing Date and any Subsequent Closing Date.

“Code” shall have the meaning ascribed to it in Section 2.17.

“Company” shall have the meaning ascribed to it in the preliminary paragraph.

“Company Employee Plan(s)” shall have the meaning ascribed to it in Section 2.16.

“Company Entity” shall have the meaning ascribed to it in Section 7.1.

“Company Software” shall have the meaning ascribed to it in Section 2.9(b).

“Company Product” shall have the meaning ascribed to it in Section 2.29.

“Common Stock” shall have the meaning ascribed to it in the recitals.

“Confidential Information” shall have the meaning ascribed to it in Section 11.18.

“Controlled Group Member” shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 4001(a)(14) or 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Consolidated” shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP.  Unless otherwise specified herein, references to consolidated financial statements or data of Company includes consolidation with its Subsidiaries in accordance with GAAP.

“Conversion Shares” shall have the meaning ascribed to it in Section 2.3.

“Disposition” shall have the meaning ascribed to it in Section 2.30.

“Environmental Claim” shall mean, with respect to any Person, any action, suit, proceeding, notice, claim, complaint, demand, request for information or other communication (written or oral) against, of or to such Person by or from any other Person (including any Governmental Authority, citizens’ group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of or liability under any Environmental Laws or (b) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by such Person.

“Environmental Laws” shall have the meaning ascribed to it in Section 2.20.

“ERISA” shall have the meaning ascribed to it in Section 2.16.

“Existing Bylaws” shall have the meaning ascribed to it in Section 2.2.

“Existing Certificate” shall have the meaning ascribed to it in Section 2.2.

“Financial Statements” shall have the meaning ascribed to it in Section 2.23.

“GAAP” shall mean generally accepted accounting principles for financial reporting in the United States, applied on a consistent basis.

“Government” shall mean the government of the United States of America, its agencies and instrumentalities.

“Governmental Approval” shall mean any approval, order, consent, waiver, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority.

“Governmental Authority” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Hazardous Material” shall mean any element, compound, substance or other material (including, without limitation, any pollutant, contaminant, hazardous waste, hazardous substance, chemical substance, or product) that is listed, classified or regulated pursuant to any Environmental Law, including, without limitation, any petroleum product, by-product or additive, asbestos, presumed asbestos-containing material, asbestos-containing material, medical waste, chlorofluorocarbon, hydrochlorofluorocarbon, lead-containing paint, polychlorinated biphenyls, radioactive material or radon.

“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

“Indemnified Party” shall have the meaning ascribed to it in Section 7.3.

“Indemnifying Party” shall have the meaning ascribed to it in Section 7.2.

“Initial Closing” shall have the meaning ascribed to it in Section 1.6.

“Initial Closing Date” shall have the meaning ascribed to it in Section 1.6.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Knowledge” shall mean with respect to the Company, the knowledge, after diligent investigation, of the directors, officers and senior management of the Company and of the person or persons in such entity with responsibility for the matter with respect to which the knowledge is applicable.

“Law” shall mean the Company’s certificate of incorporation, as amended, the By-laws and any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to the Company or the Subsidiaries.

“Losses” shall have the meaning ascribed to it in Section 7.2.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Management Rights Agreement” shall have the meaning ascribed to it in Section 4.2(a).

“Material Adverse Effect” shall mean an effect which is materially adverse to the business, assets, properties, operations, results of operations or condition (financial or otherwise) of the Company individually or of the Company and the Subsidiaries taken as a whole (excluding general economic conditions or acts of war or terrorism).

“Material Contracts” shall have the meaning ascribed to it in Section 2.10.

“Multiemployer Plan” shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any Controlled Group Member has or had an obligation to contribute.

“Nasdaq” shall have the meaning ascribed to it in Section 2.5.

“New Securities” shall have the meaning ascribed to it in Section 3.4.

“Options” shall have the meaning ascribed to it in Section 2.4.

“Permits” shall have the meaning ascribed to it in Section 2.8.

“Permitted Liens” shall have the meaning ascribed to it in Section 2.6.

“Person” shall mean an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

“Pro Rata Share” shall have the meaning ascribed to it in Section 11.16.

“Proprietary Rights” shall have the meaning ascribed to it in Section 2.9.

“Purchased Securities” shall have the meaning ascribed to it in Section 1.5.

“Purchased Shares” shall mean the Series A-1 Purchased Shares, the Series A-2 Purchased Shares and the Series A-3 Purchased Shares, collectively.

“Purchaser(s)” shall have the meaning ascribed to it in the preliminary paragraph.

“Purchaser Entity” shall have the meaning ascribed to it in Section 7.1.

“Registration Rights Agreement” shall have the meaning ascribed to it in Section 4.2(a).

“Release” shall mean any past or present release, spill, leak, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping.

“Responsible Officer”  shall mean the President, Chief Executive Officer, Vice President of Finance or Chief Financial Officer of the Company.

“Restated Bylaws” shall have the meaning ascribed to it in Section 4.2(f).

“Restated Certificate” shall have the meaning ascribed to it in the recitals.

“SEC” shall have the meaning ascribed to it in Section 2.22.

“SEC Reports” shall have the meaning ascribed to it in Section 2.22.

“Securities Act” shall have the meaning ascribed to it in Section 2.10.

“Series A-2 Closing” shall have the meaning ascribed to it in Section 1.7.

“Series A-2 Closing Date” shall have the meaning ascribed to it in Section 1.7.

“Series A-3 Additional Amount” shall have the meaning ascribed to it in Section 1.4(b).

“Series A-3 Closing” shall have the meaning ascribed to it in Section 1.8.

“Series A-3 Closing Date” shall have the meaning ascribed to it in Section 1.8.

“Series A Preferred Stock” shall have the meaning ascribed to it in the recitals.

“Series A-1 Preferred Stock” shall have the meaning ascribed to it in the recitals.

“Series A-2 Preferred Stock” shall have the meaning ascribed to it in the recitals.

“Series A-3 Preferred Stock” shall have the meaning ascribed to it in the recitals.

“Series A-1 Purchased Shares” shall have the meaning ascribed to it in the recitals.

“Series A-2 Purchased Shares” shall have the meaning ascribed to it in the recitals.

“Series A-3 Purchased Shares” shall have the meaning ascribed to it in the recitals.

“Series A Purchased Shares Purchase Price” shall mean the Series A-1 Purchased Shares Purchase Price, the Series A-2 Purchase Shares Purchase Price and/or the Series A-3 Purchased Shares Purchase Price, as applicable.

“Series A-1 Purchased Shares Purchase Price” shall have the meaning ascribed to it in the recitals.

“Series A-2 Purchased Shares Purchase Price” shall have the meaning ascribed to it in the recitals.

“Series A-3 Purchased Shares Purchase Price” shall have the meaning ascribed to it in Section 1.4.

“Series A-1 Warrants” shall have the meaning ascribed to it in the recitals.

“Series A-2 Warrants” shall have the meaning ascribed to it in the recitals.

“Series A-3 Warrants” shall have the meaning ascribed to it in the recitals.

“Shareholders’ Agreement” shall have the meaning ascribed to it in Section 4.2(a).

“Subsidiary(ies)” shall mean any other corporation, limited liability company, association, joint stock company, joint venture or business trust of which, as of the date hereof or hereafter, (i) more than fifty percent (50%) of the outstanding voting stock, share capital or other equity interests is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or (ii) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries.  Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company’s Subsidiary(ies).

“Subsequent Closing” shall mean each Series A-2 Closing and Series A-3 Closing.

“Subsequent Closing Date” shall mean each Series A-2 Closing Date and Series A-3 Closing Date.

“33 Act” shall have the meaning ascribed to it in Section 2.22.

“34 Act” shall have the meaning ascribed to it in Section 2.22.

“Termination Event” shall have the meaning ascribed to it in Section 11.17

“Transaction Documents” shall mean, collectively, this Agreement, the Purchased Securities, the Restated Certificate, the Restated Bylaws, the Shareholders’ Agreement, the Registration Rights Agreement and all other agreements and instruments and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

“Volume-Weighted Average Price”  shall mean with respect to a security for any period, the sum of a number of daily calculations for each day in such period, and each daily calculation being equal to (i) the closing bid price for such security on Nasdaq or an applicable national securities exchange on such day multiplied by (ii) a fraction, the numerator of which the number of shares of such security traded as reported by Nasdaq or such national securities exchange for such day, and the denominator of which is the sum of all of the daily number of shares of such security traded as reported by Nasdaq or such national securities exchange during such period.

“Warrants” shall mean, collectively, the Series A-1 Warrants, Series A-2 Warrants and Series A-3 Warrants.

9.                                       Post-Closing Covenants.

9.1                                 Registration of Common Stock Underlying Securities.  The Company shall file with the SEC a registration statement or amendment thereof following each Closing in accordance with the terms of the Registration Rights Agreement.

9.2                                 Resolutions of the Board of Directors Adopting Certain Committees.  Immediately following the Initial Closing Date, the Board of Directors shall adopt certain resolutions, in substantially the form of Exhibit K hereto, which, among other things, shall establish the following standing committees of the Board of Directors: (i) audit committee; (ii) nominating and corporate governance committee; and (iii) compensation committee.  All members of each committee shall meet the appropriate standards of independence in accordance with the rules and regulations of Nasdaq (or any other recognized stock exchange that the Company lists its capital stock on at the time of the Initial Closing Date).  Each of the audit committee and the compensation committee shall have no less than three (3) members.  The nominating committee and the corporate governance committee shall have no less than four (4) members; two of which shall have been designated by the Purchasers and two of which shall have been designated by those certain individuals who served as members of the board of directors of the Company immediately prior to the Initial Closing Date.

9.3                                 Qualified Small Business Stock Status.  The Company will use its reasonable best efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations for such period as the Company is a “Qualified Small Business” as defined in Section 1202(d) of the Code.

9.4                                 Conversion Shares.  The Conversion Shares shall be duly reserved for issuance and when issued will be duly and validly issued, fully paid and nonassessable.

10.                                 Pre-Closing Covenants

10.1                           Proxy; Shareholders Meeting.  As soon as practicable after the date hereof, the Company shall use its best efforts to call a meeting of the Company’s shareholders to approve the transactions contemplated hereby and shall make all appropriate filings related thereto (including, without limitation, the filing of a proxy statement) with the SEC to give effect thereto.  The Company shall use its best efforts to deliver to the Purchasers a copy of such proxy statement and any amendments and supplements thereto at least 10 days prior to the filing thereof with the SEC.

10.2                           Operation of Business Prior to Closing.  The Company shall operate its business and the business of its Subsidiaries in the ordinary course and in a manner consistent with past practices between the date hereof and the Initial Closing Date.

10.3                           Restriction on Issuance of Options and Warrants.  From the date hereof until the Initial Closing Date, the Company shall not authorize the issuance of any capital stock of the Company except for shares of capital stock issuable upon the exercise of Options and warrants outstanding as of the date hereof, as set forth in Section 2.4 of the Disclosure Schedule, or granted after the date hereof and approved by the Board of Directors of the Company.

10.4                           Restriction on Dispositions.  From the date hereof until the Initial Closing Date, the Company shall not consummate any form of Disposition without the prior written consent of each of the Purchasers.

11.                                 Miscellaneous.

11.1                           Survival of Representations and Warranties.  The representations and warranties of the Company and Purchasers contained in or made pursuant to this Agreement (other than those made in Sections 2.17 and 2.20) shall survive the execution and delivery of this Agreement and the other Transaction Documents (a) in connection with the Initial Closing, until the date that is three months following the end of the second fiscal year of the Company ending after the Initial Closing Date and (b) in connection with any Subsequent Closing, until eighteen months after any such Subsequent Closing Date, but in no event, earlier than the time period set forth in clause (a) above. The representations and warranties of the Company made in Sections 2.17 and 2.20 shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Initial Closing for a period of six months after the applicable statute of limitations has expired, and, in each case, such representations and warranties shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

11.2                           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Purchased Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Each Purchaser shall have the right to assign all of the rights, title and interest of such Purchaser pursuant to this Agreement, including, without limitation, the right to purchase the Series A-2 Purchased Shares and the Series A-2 Warrants and the Series A-3 Purchased Shares and the Series A-3 Warrants, to any third party reasonably acceptable to the independent directors of the Company without the prior written consent of the Company.

11.3                           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York, excluding the application of any conflicts of laws principles which would require the application of the laws of another state.

11.4                           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.5                           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.6                           Notices.  All notices and other communications required or permitted hereunder shall be in writing.  Notices shall be delivered personally, via recognized overnight courier (such as Federal Express, DHL or Airborne Express) or via certified or registered mail.  Notices may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence.  Notices shall be addressed as follows:

(a)                                  if to a Purchaser, to such Purchaser’s address set forth on Schedule I hereto, or at such other address or facsimile number as such Purchaser shall have furnished to the Company in writing, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: E. Ann Gill, facsimile number (212) 259-6333 or

(b)                                 if to the Company, to Micros-to-Mainframes, Inc., 614 Corporate Way, Valley Cottage, New York 10989, Attention: Chief Executive Officer, facsimile number (845) 268-9495, or at such other address or facsimile number as the Company shall have furnished in writing to the Purchasers, with a copy to the general counsel of the Company.

All notices shall be effective upon receipt.

11.7                           Expenses.  The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby and shall reimburse the Purchasers for the reasonable out-of-pocket expenses (including legal fees and disbursements paid to counsel to the Purchasers), which the Purchasers have incurred with respect to the negotiation, execution, delivery and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby in an amount not exceeding seventy-five thousand dollars ($75,000) with respect to the Initial Closing and, for each Subsequent Closing, an amount not to exceed twenty thousand dollars ($20,000); provided however, that the Company shall not be liable for any such expenses (x) if the Initial Closing does not occur and (y) incurred by the Purchasers in connection with the Management Rights Agreement.  The Company shall pay all costs and expenses (including reasonable legal fees and expenses) incurred by the Purchasers in connection with, and, to the extent the Purchasers prevail in, the enforcement of this Agreement and the Transaction Documents and in connection with any filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, that may be incurred by the Purchasers as a result of the purchase or ownership of the Purchased Securities. The Company shall pay all reasonable expenses incurred by all Company directors who are not officers or employees of the Company in connection with their attendance at meetings of the Company’s Board of Directors (including all reasonable travel and lodging expenses related thereto).

11.8                           Amendments and Waivers.  Any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance), only with the written consent of each of the Purchasers and the written consent of the Company.  Any amendment or waiver effected in accordance with this Section 11.8 shall be binding upon each of the parties hereto.

11.9                           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

11.10                     Entire Agreement.  Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in the Transaction Documents and acknowledges that it has not executed the Transaction Documents in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that the Transaction Documents supersede all prior agreements and understandings between the parties with respect thereto.  There are no promises, covenants or undertakings other than those expressly set forth or provided for in the Transaction Documents.

11.11                     Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

11.12                     Facsimile Signatures.  Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.  Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed signature page was sent.

11.13                     Other Remedies.  In addition to those remedies specifically set forth herein and in the Transaction Documents, if any, each party may proceed to protect and enforce its rights under this Agreement and the Transaction Documents either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or in the Transaction Documents.  No right or remedy conferred upon or reserved to any party under this Agreement or the Transaction Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement and the Transaction Documents or now and hereafter existing under applicable law.

11.14                     Further Assurances.  At any time or from time to time after any Closing, the Company, on the one hand, and the Purchasers, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the purchase contemplated herein and to otherwise carry out the intent of the parties hereunder.

11.15                     Exchanges; Lost, Stolen or Mutilated Stock Certificates and Warrants.  Upon surrender by any Purchaser to the Company of any stock certificate or Warrant, the Company at its expense shall issue in exchange therefor, and deliver to such Purchaser, a replacement stock certificate or Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any stock certificate or Warrant and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement, satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such stock certificate or Warrant, the Company shall issue and deliver to such Purchaser a new stock certificate or Warrant of like tenor, in lieu of such lost, stolen or mutilated stock certificate or Warrant.

11.16                     Break-Up Fee.(a)   (a)  If the Company is unable to consummate the transactions contemplated in Section 1.2 hereof on the Initial Closing Date due to (i) a determination by the board of directors of the Company that the consummation of such transactions conflict with its exercise of its fiduciary duties under applicable Law including, without limitation, the New York Business Corporation Law or (ii) a Termination Event, the Company shall pay to the Purchasers a “break-up” fee in the amount of one hundred fifty thousand dollars ($150,000) (the “Break Up Fee”).  The Break Up Fee shall by paid by the Company to the Purchasers by certified check, made payable to each Purchaser, or wire transfer of immediately available funds to such account as each Purchaser designates, in an amount equal to each Purchaser’s pro rata share (based on the Series A-1 Purchased Shares Purchase Price to be paid by such Purchaser over the aggregate Series A-1 Purchased Shares Purchase Price to be paid by all Purchasers (“Pro Rata Share”)) of the Break Up Fee.  If the Purchasers are unable to consummate the transactions contemplated in Section 1.2 on the Closing Date for any reason other than as a result of the failure of the Company to comply with its obligations hereunder or to satisfy the closing conditions set forth in Section 4.1 or Section 4.2, each Purchaser shall pay to the Company its Pro Rata Share of the Break Up Fee.  The Break Up Fee referenced in the immediately preceding sentence shall by paid by the Purchasers to the Company by certified check, made payable to the Company, or wire transfer of immediately available funds to such account as the Company designates.

(b)                                 The Company and the Purchasers agree that if the Break Up Fee is payable hereunder, the right of the Company or the Purchasers, as the case may be, to receive such amount shall constitute the sole and exclusive remedy for, and such amount shall constitute liquidated damages in respect of, termination of this Agreement regardless of the circumstances giving rise to such termination.

11.17                     Termination.  This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to or on the Initial Closing Date (A) by the Purchasers if (i) approval of the transactions contemplated hereby is not obtained by the Company from its shareholders within 150 days after the date hereof or (ii) the Company breaches this Agreement in any material respect, or (B) by the Company if any Purchaser breaches this Agreement in any material respect (each of (A) and (B), a “Termination Event”).  This Agreement may be terminated at any time prior to the Closing by mutual agreement of the Company and all Purchasers set forth in writing.  Each provision hereof expressly stated to survive the termination, shall survive the termination of this Agreement.

11.18                     Confidentiality.  Each Purchaser hereby acknowledges that the information it receives pursuant to Section 6.2, Section 6.3 and Section 6.4 may include certain non-public information with respect to the Company and its Subsidiaries (the “Confidential Information”).  Each Purchaser hereby (a) acknowledges that it shall not trade any Series A Preferred Stock or Common Stock on the basis of such Confidential Information and (b) agrees that it will not disclose without the prior written consent of the Company (other than to its employees, its affiliated entities, another Purchaser and its auditors and counsel who have a legitimate need to receive such Confidential Information and who are informed of its confidential nature) any Confidential Information; provided, that any Purchaser may disclose such information (i) as has generally become available to the public or has been lawfully obtained by such Purchaser from any third party under no duty of confidentiality to the Company, (ii) as may be required in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state, federal or foreign regulatory body having or claiming to have jurisdiction over such Purchaser, (iii) as may be required in respect to any summons or subpoena or in connection with any litigation or arbitration, (iv) in order to comply with any law, order regulation or ruling applicable to such Purchaser, and (v) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Purchased Shares or Warrants.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:

MICROS-TO-MAINFRAMES, INC.

By:	/s/ Howard Pavony
Name: Howard Pavony
Title: President and CEO

Signature Page to Purchase Agreement

The Purchasers:

PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc., its Investment Manager

By:	/s/ Harold Kahn
Name: Harold Kahn
Title: Principal

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc., its Investment Manager

By:	/s/ Harold Kahn
Name: Harold Kahn
Title: Principal

Schedule I

Schedule of Purchasers

NAME AND ADDRESS OF PURCHASER	NUMBER OF SHARES OF SERIES A-1 PURCHASED SHARES	SERIES A-1 PURCHASED SHARES PURCHASE PRICE ($2.15/SHARE)	NUMBER OF SERIES A-1 WARRANT SHARES(1)
Pequot Private Equity Fund III, L.P. c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, Connecticut 06880 Attention: Carlos Rodrigues Fax: (203) 429-2420 with a copy to Aryeh Davis c/o Pequot Capital Management, Inc. 153 East 53rd Street New York, New York 10022 Fax: (212) 651-3481	2,853,555	$6,135,143.25	438,225
Pequot Offshore Private Equity Partners III, L.P. c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, Connecticut 06880 Attention: Carlos Rodrigues Fax: (203) 429-2420 with a copy to Aryeh Davis c/o Pequot Capital Management, Inc. 153 East 53rd Street New York, New York 10022 Fax: (212) 651-3481	402,259	$864,856.85	61,775
Totals	3,255,814	7,000,000.10	500,000

(1)  Subject to the adjustments described in the Series A-1 Warrants and the Certificate of Incorporation.